Exhibit 1.1

450,000 Shares

ADCARE HEALTH SYSTEMS, INC.

10.875% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

November 6, 2012

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor

New York, NY 10020

GVC Capital

5350 S. Roslyn St., Ste 400

Greenwood Village, CO  80111

Ladenburg Thalmann & Co. Inc.

59 South Service Road, Suite 160

Melville, NY 11747

C. K. Cooper & Company

4 Park Plaza, Suite 1900

Irvine, CA 92614

Ladies and Gentlemen:

AdCare Health Systems, Inc., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions of this Underwriting Agreement (this “Agreement”), to issue and sell to the public through MLV & Co. LLC (“MLV”), GVC Capital LLC (“GVC”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and C. K. Cooper & Company (“CK,” and together with MLV, GVC and Landenburg, the “Underwriters”), on a best efforts basis, 450,000 shares of the Company’s 10.875% Series A Redeemable Cumulative Preferred Stock, no par value per share (the “Securities”).

1.                                      Agreement to Act as Underwriters.

(a)                                 On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company agrees to issue and sell to the public through the Underwriters, acting as agents, and the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis pursuant to this Agreement (the “Offering”).

(b)                                 Subject to the provisions of this Agreement, as compensation for the services rendered, on the Closing (as defined below in Section 4(a) hereof), the Underwriters shall receive an aggregate amount equal to 7.0% of the gross proceeds received by the Company for the sale of the Securities.  The Underwriters shall allocate such fees as they mutually agree and such allocation shall be provided to the Company at or prior to the Closing.  The Underwriters agree that the foregoing compensation, together with any expense reimbursements payable hereunder, constitutes all of the compensation that the Underwriters shall be entitled to receive in connection with the Offering.

(c)                                  The Securities will be issued pursuant to a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “charter”), which sets forth the designations, rights, number of shares and preferences of the Securities, filed with the Secretary of State of the State of Ohio on November 1, 2012.

(d)                                 The purchase price for each of the Securities shall be $23.00 per share (the “Per Share Price”), and the Securities shall each have a liquidation value of $25.00 per share.  The Offering shall commence on the date hereof and shall expire upon the earlier to occur of (i) November 15, 2012, or (ii) termination in accordance with Section 9 below.

(e)                                  Subject to the provisions of this Agreement and the performance by the Company of all of its obligations to be performed hereunder, the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis.  The Company recognizes that “best efforts” does not assure that the Offering will be consummated.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters that:

(a)                                 Filing of Registration Statement.  The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-184534), which became effective as of October 30, 2012, relating to the securities of the Company as described therein and the offering thereof from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, at the time of effectiveness of such registration statement or any part thereof for purposes of Section 11 of the Securities Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time.  For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein.

(b)                                 Effectiveness of Registration Statement; Certain Defined Terms.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act.  The Registration Statement meets, and the offering and sale of the Securities by the Company as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations).  The Company has not received from the Commission any requests for additional or supplemental information.  No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information with respect thereto has been complied with.  As used in this Agreement:

(1)                                 “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time, including any documents incorporated therein by reference.

(2)                                 “Disclosure Package” means (i) the Statutory Prospectus and (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Effective Time and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations), all considered together.

(3)                                 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(4)                                 “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Securities, together with the

Base Prospectus attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

(5)                                 “Prospectus” means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Underwriters, for use in connection with the Offering that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus attached to or used with such final prospectus supplement, including any documents incorporated therein by reference.

(6)                                 “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein, and any prospectus supplement.

(7)                                 “Time of Sale” means 9:30 a.m., New York City time, on the date of this Agreement.

(c)                                  Conformity with the EDGAR filing.  The Prospectus delivered by the Company to the Underwriters for use in connection with the sale of the Securities pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Contents of Registration Statement.  As of each Effective Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided that the Company makes no representation or warranty in this subsection (d) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 8(b) hereof).

(e)                                  Contents of Prospectus.  The Prospectus, as of its date and as of the Closing will comply in all material respects with the Rules and Regulations of the Securities Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)                                   Incorporated Documents.  Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act was filed on a timely basis with the Commission (except for any case in which the failure to timely file would not prevent the Company from being eligible to use Form S-3 under the Securities Act) and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  Disclosure Package.  The Disclosure Package, as of the Time of Sale, did not, and at the Closing will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (g) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(h)                                 Distributed Materials; Conflict with Registration Statement.  Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act, (“Rule 405”)) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by the Underwriters.

(i)                                     Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the Offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or any Selected Dealers (as defined below).

(j)                                    Not an Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(k)                                 Due Incorporation.

(1)                                 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and Disclosure Package.  The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not (i) have, individually or in the aggregate, a material adverse effect upon the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, including the issuance and sale of the Securities (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”);

(2)                                 Each of the subsidiaries of the Company has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and each has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect.

(l)                                     Subsidiaries.  Except as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package, the Company has no subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity other than as set forth on Schedule II hereto.  The entities set forth on Schedule II hereto are referred to herein as the “subsidiaries” of the Company, or the “Company’s subsidiaries”, and no reference to the term “subsidiaries” herein when used in relation to the Company shall include any entity that is not set forth on Schedule II hereto unless otherwise expressly stated.

(m)                             Due Authorization and Enforceability.  The Company has the full right, power and authority to enter into this Agreement and to perform and discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(n)                                 The Securities.  The issuance of the Securities has been duly and validly authorized by the Company, and the Securities, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of capital stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(o)                                 Capitalization.  The information set forth under the caption “Capitalization” in the Statutory Prospectus (and any similar sections or information, if any, contained in the Disclosure Package) is fairly presented on a basis consistent with the Company’s financial statements.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Preliminary Prospectus and the Prospectus under the captions “Description of the Series A Preferred Stock” and “Description of Capital Stock” (and any similar sections or information, if any, contained in the Disclosure Package).  The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws.  None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its subsidiaries.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its subsidiaries other than as described in the Registration Statement, the Prospectus and the Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, Disclosure Package and Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  The issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and, except as set forth on Schedule II hereto or to the extent set forth in the Registration Statement, Disclosure Package and the Prospectus, are owned directly by the Company or by another wholly-owned subsidiary of the Company, except for the security interests, in each case as described in the Registration Statement, Disclosure Package and Prospectus (collectively, the “Permitted Encumbrances”), are free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into, the Registration Statement and the Prospectus.

(p)                                 No Conflict.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and sale of the Securities by the Company, will not (i) except as previously disclosed to the Underwriters in writing, conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i), (ii) (only with respect to the Company’s subsidiaries), and (iii), for any such conflict, breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(q)                                 No Consents Required.  No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required of the Company in connection with the Company’s execution, delivery and performance of this Agreement, the consummation by the Company of the transactions contemplated hereby or the issuance and sale of the Securities other than (i) such as have been obtained, (ii) such filings as may be required under the Securities Act,

(iii) any necessary qualification of the Securities under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, (iv) such filings as may be required by the NYSE MKT LLC (“NYSE MKT”), or (v) any required filing on Form 8-K under the Exchange Act.

(r)                                    Preemptive Rights.  There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Prospectus) to subscribe for or to purchase any shares of capital stock of the Company or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Company’s subsidiaries and any of such subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(s)                                   Registration Rights.  Except as described in the Preliminary Prospectus, Disclosure Package or the Prospectus or as previously disclosed to the Underwriters in writing, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or are otherwise satisfied) to require the Company or any of its subsidiaries to register any securities with the Commission.

(t)                                    Independent Accountants.  Battelle & Battelle LLP (the “Auditors”), whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is, and during the periods covered by its reports, were (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.  Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditors have not been engaged by the Company at any time to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(u)                                 Financial Statements.  The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).  There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures.

(v)                                 Absence of Material Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries, which is material to the Company and its subsidiaries taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness) or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company or any of its subsidiaries.

(w)                               Legal Proceedings.  Except as disclosed in the Company’s filings with the Commission, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

(x)                                 No Violation.  Neither the Company nor any of its subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such subsidiary is a party or by which any of its properties may be bound or affected, except as previously disclosed to the Underwriters in writing, or (ii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (i) and (ii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(y)                                 Permits.  The Company and each of its subsidiaries have made all filings, applications and submissions required by, and own or possess all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Registration Statement, Disclosure Package or Prospectus (collectively, “Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits.  Except as would not result in a Material Adverse Effect, all such Permits are valid and in full force and effect.  Neither the Company nor any of its subsidiaries has received any written notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the NYSE MKT, no other Permits are required of the Company for the Company or any of its subsidiaries to enter into, deliver and perform this Agreement, to issue and sell the Securities to be issued and sold by the Company hereunder.

(z)                                  Not an Investment Company.  The Company is not or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Prospectus, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(aa)                          No Price Stabilization.  Neither the Company nor any of its subsidiaries, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in, or which has constituted or which would reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb)                          Title.  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as described in the Registration Statement, Disclosure Package and the Prospectus or which do not materially affect the value of the property and do not materially interfere with the use made and proposed to be made of the property by the Company and any of its subsidiaries.  Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with the exceptions as are not material and do not interfere materially with the use made and proposed to be made of the property and buildings by the Company and its subsidiaries.

(cc)                            Intellectual Property Rights.  The Company and each of its subsidiaries owns or possesses the right to use all material patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Registration Statement, Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect.  The Intellectual Property licenses described in the Registration Statement, Disclosure Package and the Prospectus are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms.  The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license.  The Company’s and each of its subsidiaries’ business as now conducted, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person.  Neither the Company nor any of its subsidiaries has received written notice of any claim against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.  Neither the Company nor any of its subsidiaries owns any patents or has made application for the issuance of a patent.

(dd)                          No Labor Disputes.  No labor problem or dispute with the employees of the Company or any of the Company’s subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any of the Company’s subsidiaries plans to terminate employment with the Company or any of the Company’s subsidiaries.  Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(ee)                            Taxes.  Except as disclosed in its filings with the Commission, the Company and each of its subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.  Neither the Company nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has engaged in any transaction identified as a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any transaction that is “substantially similar” (within the meaning of Treasury Regulations Section 1.6011-4(c)(4)) to a “listed transaction.”

(ff)                              ERISA.  The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(gg)                            Compliance with Environmental Laws.  The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to clauses (i), (ii), and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(hh)                          Insurance.  The Company and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All such insurance is fully in force on the date hereof and will be fully in force as of the Closing.  The Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any material insurance policy or coverage for which it has applied.  Neither the Company nor any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package.

(ii)                                  Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)                                Disclosure Controls.  The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) except as described in the Registration Statement, Disclosure Package and Prospectus, such disclosure controls and procedures are effective to perform the functions for which they were established.  Except as described in the Registration Statement, Disclosure Package and the Prospectus, there are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company.  The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, other than any corrective actions with regard to significant deficiencies and material weaknesses described in the Registration Statement, Disclosure Package and the Prospectus.

(kk)                          Minute Books.  The minute books of the Company and each of its subsidiaries have been made available (other than certain personnel and other information) upon request to the Underwriters and counsel for the Underwriters, and such books (i) contain a materially complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its incorporation or organization through the date of the latest meeting and action, to the extent the minutes of such meetings have been reduced to writing as of the date of this Agreement; and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ll)                                  Contracts; Off-Balance Sheet Interests.  There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial

Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required.  Each description of a document, contract, permit or instrument in the Registration Statement, the Disclosure Package or Prospectus accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument.  The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and, to the knowledge of the Company, by the Company in accordance with the terms thereof and are in full force and effect on the date hereof.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a subsidiary, if a subsidiary is a party thereto, of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or the subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(mm)                  No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and which has not been so described.

(nn)                          Brokers Fees.  Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.

(oo)                          Forward-Looking Statements.  The Company has no actual knowledge that any forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Disclosure Package or the Prospectus at the time it was made or upon any reaffirmation thereof by the Company, was false or misleading in any respect.

(pp)                          Sarbanes-Oxley Act.  Except as described in the Registration Statement, Disclosure Package and the Prospectus, the Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.  Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(qq)                          Foreign Corrupt Practices.  Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law; (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(rr)                                Affiliate Transactions.  There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement, Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.  The Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

(ss)                              Statistical or Market-Related Data.  Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(tt)                                Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(uu)                          OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)                          Margin Securities.  The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ww)                      Rated Securities.  At the Time of Sale there were, and as of the Closing there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

(xx)                          FINRA Affiliations.  There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or, to the knowledge of the Company, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, or on Schedule III hereto.

(yy)                          Exchange Act Requirements.  The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(zz)                            Trading Market.  No approval of the stockholders of the Company under the rules and regulations of the NYSE MKT is required for the Company to issue and deliver the Securities.

(aaa)                   The Company has not provided and has not authorized any other person to act on its behalf to provide any investor or its respective agents or counsel with any information about the Company that constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the Offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.                                      Purchase and Sale of Securities.

(a)                                 Subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Securities to the public through the Underwriters, and the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis, at a purchase price equal to the Per Share Price.  The Underwriters shall endeavor to sell the Securities on behalf of the Company to both retail and institutional investors (each an “Investor,” collectively, the “Investors”) upon the terms and conditions set forth in the Registration Statement, Disclosure Package and the Prospectus.

(b)                                 The Underwriters may retain other brokers or dealers (each, a “Selected Dealer”) who are members in good standing of FINRA and duly registered as broker-dealers under the Exchange Act and under the laws of any states in which the Offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on their behalf in connection with the Offering, and may enter into agreements with such Selected Dealers for the offer and sale of the Securities adopting such provisions of this Agreement for the benefit of the Selected Dealers as the Underwriters deem appropriate; provided, however, that the Company will only be obligated to pay the Underwriters, in accordance with the terms of this Agreement, for their services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Selected Dealer.

(c)                                  It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Securities for their own account and that this Agreement does not create any partnership, joint venture, or other similar relationship between or among the Underwriters and the Company.

4.                                      Delivery of the Securities.

(a)                                 The Securities to be purchased by each Investor hereunder, in definitive form, and registered in such names as the Underwriters (on behalf of the Investors) may request shall be delivered by or on behalf of the Company, to the Investors through the facilities of The Depository Trust Company (“DTC”) or a custodian designated by DTC for the account of each Investor, against payment by or on behalf of each Investor of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to each Underwriter at least forty-eight hours in advance.  The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing (as defined below) with respect thereto at the office of DTC or its designated custodian.  The delivery and payment shall be 10:00 a.m., New York City time, on such date as may be agreed to as the Closing or such other time as the Underwriters and the Company may agree upon in writing.  The amount of proceeds to be delivered to the Company on the Closing against receipt of the Securities sold will be equal to the aggregate sales price received by the Underwriters, after deduction for (i) Underwriter’s commission, discount or other compensation for such sales payable by the Company pursuant to Sections 1(b) and 5(h) hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.  The closing of the transactions contemplated hereby (the “Closing”) may be undertaken during the Offering period.

(b)                                 The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to Section 7 hereof, will be delivered at the offices LeClairRyan, A Professional Corporation, counsel to the Underwriters, at 885 Third Avenue, New York, New York 10022, or at such other place as the Company and Underwriters may agree (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, all at the Closing.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. All actions taken at the Closing shall be deemed to have occurred simultaneously.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      Certain Agreements of the Company.  The Company agrees with the Underwriters that:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus and the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriters, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement; (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information; (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose; and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by the Underwriters or dealers, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)                                  Furnishing of Prospectuses.  The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                   Blue Sky Qualifications.  The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that such obligation to qualify the Securities for sale shall not include the obligation to register the Securities in any such jurisdiction in the event that counsel for the Company reasonably determines that such registration is not required pursuant to Section 18 of the Securities Act; and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                  Reporting Requirements.  For so long as the Securities remain outstanding, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities, including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, all fees and expenses incurred in connection with any filing for the review of the Offering by FINRA, and all fees and disbursements of counsel for the Underwriters in connection with the Offering. Notwithstanding the foregoing, in no event shall the Underwriters seek reimbursement of expenses from the Company to the extent it would cause the total compensation of the Underwriters hereunder to exceed 8% of the offering proceeds.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Registration Statement, Disclosure Package and the Prospectus and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(j)                                    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k)                                 Restriction on Sale of Securities.  The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to the Securities or any other substantially similar series of preferred stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriters, for a period beginning on the date hereof and ending on the Closing.

(l)                                     NYSE MKT Listing.  The Company will list, subject to notice of issuance, the Securities on the NYSE MKT provided, that the Underwriters meet the distributions requirement thereof and so confirm in a Letter of Undertaking to the NYSE MKT.

6.                                      Free Writing Prospectuses.

(a)                                 Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, and the Underwriters represent and agree that, unless they obtain the prior consent of the Company and the Underwriters, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)                                 Term Sheets.  The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Underwriters, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents to the use by the Underwriters of a free writing prospectus that contains only (i) (x) information describing the preliminary terms of the Securities or their offering, (y) information permitted by Rule 134, or (z) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.                                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing), to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letters.

(i)                                     On the date hereof, the Underwriters shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and their counsel, from the Auditors (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than seven days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(ii)                                  At the Closing, the Underwriters shall have received from the Auditors a letter (the “Bring-Down Letter”), dated as of the Closing, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and their counsel, (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(b)                                 Filing of Prospectus.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

(c)                                  No Stop Orders.  Prior to the Closing:  (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.  On or prior to the Closing, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d)                                 Action Preventing Issuance.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(e)                                  No Material Adverse Change.  Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness and other than the authorization of the Securities), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (e), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.

(f)                                   Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct when made on and as of the Closing, as if made on such date (except that (i) those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality, Material Adverse Effect, shall be true and correct as so qualified), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing shall have been duly performed, fulfilled or complied with in all material respects.

(g)                                  Opinion of Counsel for Company.  The Underwriters shall have received from Rogers & Hardin LLP, special counsel to the Company, and Carlile Patchen & Murphy LLP, counsel to the Company, each such counsel’s written opinion, addressed to the Underwriters and dated as of the Closing, in form and substance reasonably satisfactory to the Underwriters and their counsel.  Such counsel to the Company shall also have furnished to the Underwriters a written statement (“Negative Assurances”), addressed to the Underwriters and dated the Closing, in form and substance reasonably satisfactory to the Underwriters and their counsel.

(h)                                 Opinion of Counsel for Underwriters.  The Underwriters shall have received from LeClairRyan, A Professional Corporation, counsel for the Underwriters, such opinion or opinions, dated as of the Closing, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(i)                                     Officer’s Certificate.  The Underwriters shall have received on the Closing a certificate, addressed to the Underwriters and dated as of the Closing, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i)                                     each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and the Closing as if made on each such date (except that (i) those representations and warranties that address matters only as of a particular date remain true and correct as of each such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality, Material Adverse Effect, shall be true and correct as so qualified); and the Company has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing;

(ii)                                  there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Effect except as set forth in the Prospectus;

(iii)                               no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

(iv)                              the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of the Closing did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of the Closing, any Issuer Free Writing Prospectus as of its date and as of the Closing, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v)                                 no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect, and in the case of the Prospectus and Disclosure Package, in the light of the circumstances in which they were made.

(j)                                    NYSE MKT Listing.  The Securities shall have been approved for listing on the NYSE MKT, subject only to official notice of issuance.

(k)                                 Additional Documents. The Company shall have furnished to the Underwriters such further information, certificates or documents as the Underwriters shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters and Selected Dealers.  The Company will indemnify and hold harmless the Underwriters, Selected Dealers and their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriters or Selected Dealers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters or their representatives consists of the following information (the “Underwriters’ Information”) in the Prospectus furnished on behalf of each Underwriter:  the first sentence of Paragraph 3, the last sentence of Paragraph 8 and Paragraph 9 under the caption “Underwriting.”

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) reasonably acceptable to the indemnifying party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be responsible for paying the fees, costs and expenses for more than one separate counsel for all indemnified parties in any one jurisdiction.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 8(d) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                                      Termination.

(a)                                 The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time in writing at or prior to the Closing, without liability on the part of the Underwriters to the Company, if (i) prior to delivery and payment for any Securities (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange LLC, or the NYSE MKT, or the NASDAQ Global Market or in the over the counter market (each, a “Trading Market”), (B) trading in any of the securities of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States, if the effect of any such event specified in clause (D) or (E), in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of such Securities at the applicable Closing on the terms and in the manner contemplated by this Agreement, the Registration Statement, Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect, (iii) the Company shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, other than by reason of a default by the Underwriters, or (iv) any condition to the Underwriters’ obligations hereunder is not fulfilled in any material respect (except to the extent the Underwriters shall have waived such condition).  For purposes of clarification, if the closing of the Offering is not completed by November 15, 2012, this Agreement will automatically expire and terminate without any further action required by the parties hereto.

(b)                                 If this Agreement is terminated in accordance with Section 9(a) or the purchase of the Securities pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Securities, and the Company will have no further obligation or liability hereunder except as set forth in Sections 8, and 9 hereof, and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 8 hereof.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

11.                               Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to:

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor

New York, NY 10020
Attention: General Counsel
Facsimile No.:  (212) 317-1515

GVC Capital LLC

5350 S. Roslyn St., Ste 400

Greenwood, CO  80111

Attention:  Vicki Barone

Facsimile No.:

Ladenburg Thalmann & Co. Inc.

59 South Service Road, Suite 160

Melville, NY 11747

Attention: George Mangione

Email: gmangione@ladenburg.com

Facsimile: (631) 270-1611

C.K. Cooper & Company

4 Park Plaza, Suite 1900

Irvine, CA 92614

Attention: Hue X. Lapham - Associate Director

Facimile No. (949) 477-9211

with a copy to (which shall not constitute notice):

LeClairRyan, A Professional Corporation

885 Third Avenue
Sixteenth Floor
New York, New York 10022

Attention:  James T. Seery

Facsimile No.:  (973) 491-3415

and if to the Company, shall be mailed, delivered or telegraphed and confirmed to:

AdCare Health Systems, Inc.

3050 Peachtree Road, N.W., Suite 355

Atlanta, GA 30305

Attention:  Martin D. Brew

Facsimile No.:  (855) 510-7163

with a copy (which shall not constitute notice) to:

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, N.E.

Atlanta, GA 30303

Attn:  Lori A. Gelchion, Esq.

Facsimile No.:  (404) 525-2224

Any such statements, requests, notices or agreements shall be effective only upon receipt.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.                               Submission to Jurisdiction.  The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:	President & CEO

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MLV & CO. LLC

By:	/s/ Dean M. Colucci
Name:	Dean M. Colucci
Title:	President and Chief Operating Officer

GVC CAPITAL LLC

By:	/s/ Vicki Barone
Name:	Vicki Barone
Title:	Sr. Man. Partner

LADENBURG THALMANN & CO. INC.

By:	/s/ George Mangione
Name:	George Mangione
Title:	Managing Director

C. K. COOPER & COMPANY

By:	/s/ Alexander G. Montano
Name:	Alexander G. Montano
Title:	Managing Director

SCHEDULE I

1.                                      General Use Free Writing Prospectuses (included in the Disclosure Package):

Free Writing Prospectus filed by the Company on November 6, 2012 containing the final term sheet filed pursuant to Section 6(b)

2.                                      Other Information Included in the Disclosure Package:

None

SCHEDULE II: Subsidiaries

Subisidary	Jurisdiction of Organization	Percentage Ownership of Company of Wholly-Owned Subsidiary
AdCare Acquisition, Inc.	OH	100%
AdCare Administrative Services, LLC	GA	100%
AdCare Consulting, LLC	GA	100%
AdCare Employee Leasing, LLC	GA	100%
AdCare Financial Management, LLC	GA	100%
AdCare Health Systems, Inc.	OH	100%
AdCare Management Company, Inc.	OH	100%
AdCare Oklahoma Management, LLC	GA	100%
AdCare Operations, LLC	GA	100%
AdCare Property Holdings, LLC	OH	100%
ADK Administrative Property, LLC	GA	100%
ADK Bonterra/Parkview, LLC	GA	100%
ADK Georgia, LLC	GA	100%
ADK Hembree Road Property, LLC	GA	100%
ADK Jeffersonville Operator, LLC	GA	100%
ADK LaGrange Operator, LLC	GA	100%
ADK Lumber City Operator, LLC	GA	100%
ADK Oceanside Operator, LLC	GA	100%
ADK Powder Springs Operator, LLC	GA	100%
ADK Savannah Beach Operator, LLC	GA	100%
ADK Thomasville Operator, LLC	GA	100%
ADK Thunderbolt Operator, LLC	GA	100%
APH&R Nursing, LLC	GA	100%
APH&R Property Holdings, LLC	GA	100%
Assured Health Care, Inc.	OH	100%
Attalla Nursing ADK, LLC	GA	100%
BAN 1400 Property Holdings, LLC (f/k/a BAN Property Holdings, LLC)	GA	100%
BAN Nursing, LLC	GA	100%
Benton Nursing, LLC	GA	100%
Benton Property Holdings, LLC	GA	100%
Community’s Hearth & Home. Ltd.	OH	100%

Subisidary	Jurisdiction of Organization	Percentage Ownership of Company of Wholly-Owned Subsidiary
Coosa Nursing ADK, LLC	GA	100%
CP Nursing, LLC	GA	100%
CP Property Holdings, LLC	GA	100%
CSCC Nursing, LLC	GA	100%
CSCC Property Holdings, LLC	GA	100%
Eaglewood Property Holdings, LLC	GA	100%
Eaglewood Village, LLC	GA	100%
Edwards Redeemer Property Holdings, LLC	GA	100%
ER Nursing, LLC	GA	100%
Erin Nursing, LLC	GA	100%
Erin Property Holdings, LLC	GA	100%
Georgetown HC&R Nursing, LLC	GA	100%
Georgetown HC&R Property Holdings, LLC	GA	100%
Glenvue H&R Nursing, LLC	GA	100%
Glenvue H&R Property Holdings, LLC	GA	100%
GLV Grove Property Holdings, LLC (f/k/a Grand Lake Property Holdings, LLC)	GA	100%
Grand Lake Nursing, LLC	GA	100%
Harrah Property Holdings, LLC	GA	100%
Harrah Whites Meadows Nursing, LLC	GA	100%
Hearth & Care of Greenfield, LLC	OH	100%
Hearth & Home of Ohio, Inc.	OH	100%
Hearth & Home of Urbana, LLC	OH	100%
Hearth & Home of Van Wert, LLC	OH	100%
Hearth & Home of Vandalia, Inc.	OH	100%
Home Office Property Holdings, LLC	GA	100%
Homestead Nursing, LLC	GA	100%
Homestead Property Holdings, LLC	GA	100%
Kenwood 502 Property Holdings, LLC (f/k/a Kenwood Property Holdings, LLC)	GA	100%
KM 502 Nursing, LLC (f/k/a Kenwood Manor Nursing, LLC)	GA	100%
Little Rock HC&R Nursing, LLC	GA	100%
Little Rock HC&R Property Holdings, LLC	GA	100%

Subisidary	Jurisdiction of Organization	Percentage Ownership of Company of Wholly-Owned Subsidiary
Living Center Nursing, LLC	GA	100%
Living Center Property Holdings, LLC	GA	100%
MCL Nursing, LLC	GA	100%
McLoud Property Holdings, LLC	GA	100%
Meeker North Dawson Nursing, LLC	GA	100%
Meeker Property Holdings, LLC	GA	100%
Mountain Top ALF, LLC	GA	100%
Mountain Top Property Holdings, LLC	GA	100%
Mountain Trace Nursing ADK, LLC	OH	100%
Mountain View Nursing, LLC	GA	100%
Mt. Kenn Nursing, LLC	GA	100%
Mt. Kenn Property Holdings, LLC	GA	100%
Mt. V Property Holdings, LLC	GA	100%
New Lincoln Ltd.	OH	100%
Northridge HC&R Nursing, LLC	GA	100%
Northridge HC&R Property Holdings, LLC	GA	100%
Northwest Property Holdings, LLC	GA	100%
NW 61st Nursing, LLC	GA	100%
Park Heritage Nursing, LLC	GA	100%
Park Heritage Property Holdings, LLC	GA	100%
Pavilion Care Center, LLC, The	OH	100%
QC Nursing, LLC	GA	100%
QC Property Holdings, LLC	GA	100%
Rose Missouri Nursing, LLC	GA	100%
Senior 410 Property Holdings, LLC (f/k/a Senior Property Holdings, LLC)	GA	100%
Senior Nursing, LLC	GA	100%
Sumter N&R, LLC	GA	100%
Sumter Valley Property Holdings, LLC	GA	100%
Valley River Nursing, LLC	GA	100%
Valley River Property Holdings, LLC	GA	100%
West Toledo Management, Inc.	OH	100%
Woodland Hills HC Nursing, LLC	GA	100%

Subisidary	Jurisdiction of Organization	Percentage Ownership of Company of Wholly-Owned Subsidiary
Woodland Hills HC Property Holdings, LLC	GA	100%
Woodland Manor Nursing, LLC	GA	100%
Woodland Manor Property Holdings, LLC	GA	100%

SCHEDULE III:  FINRA Affiliation Disclosure

None.